-------------------------------------------------------------------------------


                                                                   Exhibit 99.1

Investor Contact: Ken Jones
                           864-597-8658

Media Contact:    Debbie Atkins
                           864-597-8361



                           DENNY'S REPORTS MARCH SAME-STORE SALES

         SPARTANBURG, S.C., April 10, 2003 -- Denny's Corporation (OTCBB: DNYY) today reported same-store sales for its company-owned Denny's restaurants during the five-week period and quarter ended March 26, 2003, compared with the same periods in fiscal year 2002.

                                     Five Weeks                  13 Weeks
        Sales:                       March 2003                   Q1-2003
--------------------------         ---------------           -------------


Same-Store Sales                        (0.5%)                    (0.4%)
   Guest Check Average                   3.2%                      2.5%
   Guest Counts                         (3.6%)                    (2.8%)


Restaurant Counts:                     3/26/03                  12/25/02
--------------------------         ---------------           -------------

   Company-owned                         563                       566
   Franchised                          1,091                     1,095
   Licensed                               15                        15
                                   ---------------           -------------
                                       1,669                     1,676


         Denny's is America's largest full-service family restaurant chain, operating directly and through franchisees approximately 1,700 Denny's restaurants in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on the Company, including news releases, links to SEC filings and other financial information, please visit the Denny's website at www.dennys.com.